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                                                                    Exhibit 3.10

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 26, 1999, by and among Olicom A/S (Reg. No. A/S 101.733), a corporation organized and existing under the laws of the Kingdom of Denmark ("Olicom"), Olicom Ventures A/S (Reg. No. A/S 205.748), a corporation organized and existing under the laws of the Kingdom of Denmark and a subsidiary of Olicom ("Seller") and Motorola, Inc., a Delaware corporation ("Buyer").

                                 R E C I T A L S

         A. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer shares (the "Shares") of common stock of Digianswer A/S (Reg. No. A/S 151.570), a corporation organized and existing under the laws of the Kingdom of Denmark ("Digianswer") with a nominal value of 2,017,000 DKK (the "Shares") representing sixty-six and 85/100 percent (66.85%) of the issued and outstanding shares of Digianswer and owned by Seller (the "Common Stock"), in consideration of __________________ (the "Purchase Price"), upon the terms and subject to the conditions set forth herein (the "Purchase").

         B. Unless the context otherwise so requires the term the "Company" shall include a reference to each of Digianswer and Digianswer Ireland, Ltd. (the "Subsidiary").

         C. In connection with the Purchase, Buyer, Olicom, the Company, Ole Jensen ("OJ") and Seller desire to enter into certain other agreements, upon the terms and subject to the conditions set forth herein.

                               A G R E E M E N T S

         NOW, THEREFORE, in consideration of the respective representations, warranties, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                         PURCHASE AND SALE OF THE SHARES

         1.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined) Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of all liens, security interests, claims, charges, rights of another, defects in title and encumbrances of any kind or character ("Liens") and restrictions on transfers imposed by the Shareholders' Agreement (as hereinafter defined) and all applicable Danish law. Seller shall deliver the Shares to Buyer at the Closing by delivering to Buyer one or more share certificates representing the Shares to be purchased by Buyer hereunder, executed by a duly authorized officer of Seller duly endorsed in blank or accompanied by assignment(s) separate from certificate(s).



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                                   ARTICLE 2

                                MANNER OF PAYMENT


















                                    ARTICLE 3

                                     CLOSING

         3.1 Purchase Closing. The closing of the Purchase (the "Closing") will take place at the offices of Holleb & Coff, 55 East Monroe, Suite 400, Chicago, Illinois as soon as practicable, but in no event later than ten (10) days from the date of this Agreement or such other date as may be agreed to by the parties hereto (the "Closing Date"). For purposes of this Agreement, each and every event referred to in this Section 3.1 that is to occur at the Closing shall be deemed to have occurred contemporaneously.


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                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF OLICOM AND SELLER

         Olicom and Seller hereby jointly and severally represent and warrant to Buyer as follows (with the understanding that Buyer is relying on such representations and warranties in entering into and performing this Agreement):

         4.1 Organization, Good Standing, Etc. Each of the Company, Olicom and Seller is a corporation duly organized, validly existing and in good standing under the laws of the Kingdom of Denmark and Ireland, as applicable, has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted and is duly qualified and in good standing to do business, except where the failure to so qualify or be in good standing has not had, or could not be reasonably expected to have, a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, assets or liabilities of the Company (a "Material Adverse Effect"). Attached as Exhibit E1 to this Agreement are (i) true and complete copies of the resume of Danish Commerce and Companies Agency ("DCAA") which reflects Digianswer's current Articles of Association; and (ii) true and complete copies of the Subsidiary's Memorandum and Articles of Association, attached hereto as Exhibit E2, which copies set out in full the rights and restrictions attaching to each class of share capital in the Subsidiary. The Company is not in violation of any provisions of its Articles of Association or, to the Seller's knowledge, the Rules of Procedure for the Board of Directors. Except for the Subsidiary, the Company does not own, directly or indirectly, any subsidiaries (as defined in Section 14.13) or own, or have the right, pursuant to a contract or otherwise, to acquire any capital stock, equity interest or other similar investment in any corporation, partnership, joint venture, association, limited liability company, trust or other entity.

         4.2 Capital Structure.

             (a) The authorized share capital of the Company consists of DKK 3,017,000 represented by share certificate numbers 1 through 9 and 11 through 26, which represent all of the Common Stock issued and outstanding. Attached hereto as Schedule 4.2(a) is a true, complete and accurate list of each record holder of capital stock of Digianswer and the number of shares of Common Stock held by each such holder. Seller owns twelve (12) shares of Digianswer which represent a total of sixty-six and 85/100ths (66.85%) of the economic interest in Digianswer.

             (b) The authorized share capital of the Subsidiary is EUR100,000 divided into 100,000 shares having a nominal value of EUR1 each. There are 2 shares of EUR1 in issue. The issued share capital is beneficially owned by Digianswer free of any Liens. No shares of Common Stock are held by the Company in its treasury. No shares of capital stock of the Company are reserved for issuance for any purpose. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote ("Voting Debt") on any matters on which holders of Common Stock may vote. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as set forth on Schedule 4.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company, or obligating the Company to grant, extend or enter into any


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such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 4.2(c), there are no outstanding contractual obligations of the Company to sell, dispose of, repurchase, redeem or otherwise acquire any shares of Common Stock or other capital stock of the Company.

         4.3 Authority. Olicom and Seller each has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and Olicom, Seller and the Company have all requisite corporate power and authority to enter into each other agreement, document and instrument required to be executed in accordance herewith, including, without limitation, each of the documents the forms of which are attached as Exhibits hereto (collectively, and including this Agreement, the "Transaction Documents") and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by the Company, Olicom and Seller, as applicable, and the consummation by the Company, Olicom and Seller of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, Olicom and Seller. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, Olicom and Seller, as applicable, and constitute the valid and binding obligations of the Company, Olicom and Seller, enforceable against each of them, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and as provided for under The Securities Trading Act (Act N. 1072 of 20 December 1995 with amendments).

         4.4 No Conflict; Required Filings and Consents. The execution and delivery of the Transaction Documents by the Company, Olicom and Seller, as applicable, do not, and the performance by the Company, Olicom and Seller, as applicable, of the transactions contemplated hereby or thereby will not, subject to making the filings and obtaining the consents, approvals and authorizations described in Schedule 4.4, violate, conflict with, or result in any breach of any provision of the Articles of Association or Rules of Procedure for the Board of Directors, as amended or restated, of the Company, Olicom or Seller, violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of the Company or otherwise) any obligation, or result in the loss of any benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any lien, charge, security interest or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions, or provisions of, any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement or other instrument or obligation to which the Company, Olicom or Seller is a party or by which the Company, Olicom or Seller or any of their respective properties or assets may be bound or subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, losses or other such events as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or any federal, state or local administrative agency or commission or other United States or foreign governmental authority or instrumentality (a "Governmental Entity") applicable to the


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Company, Olicom or Seller or by which or to which any of their properties or assets are bound or subject ("Applicable Laws"), except for such violations as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required by or with respect to the Company, Olicom or Seller in connection with the execution and delivery of the Transaction Documents by the Company, Olicom or Seller or the consummation of the transactions contemplated hereby or thereby, except for applicable requirements, if any, of the Danish securities law or the Danish Corporation law.

         4.5 Financial Statements. Attached hereto as Schedule 4.5 is a copy of the Company's audited balance sheets as of April 30, 1999, April 30, 1998 and April 30, 1997, and the income statements for each of such 12-month periods then ended and the Company's unaudited balance sheet as of September 30, 1999 and the related income statement for that period then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct, have been prepared in accordance with Danish GAAP consistently applied and present fairly the financial position of the Company as at their respective dates and the profits and losses of the Company for the periods then ended. The financial books and records of the Company have been maintained in accordance with reasonable business practices. The information provided in the Financial Statements as of September 30, 1999 (the "Most Recent Balance Sheet Date") was not misleading, and since the Most Recent Balance Sheet Date no event has occurred which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no liabilities, contingent or otherwise, other than: (i) liabilities disclosed in the Financial Statements; (ii) liabilities incurred since the Most Recent Balance Sheet Date in the ordinary course of business, none of which individually or in the aggregate are material; (iii) obligations under contracts and commitments incurred in the ordinary course of business, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company; and (iv) liabilities and obligations set forth on Schedule 4.5. Since the Most Recent Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with pat practice.

         4.6 Net Worth. Olicom and the Seller represent and warrant that as of the date of execution of this Agreement and as of the Closing Date the Net Worth of the Company shall be at least Three Million (3,000,000) DKK more than the Net Worth of the Company as of April 30, 1999. At the Closing, Olicom and Seller shall deliver to Buyer a certificate representing the foregoing.

         4.7 Compliance with Applicable Laws; Licenses and Permits.

             (a) The business of the Company has been conducted in compliance with each law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity binding on the Company or any of its properties or assets ("Applicable Laws"), except for such failures to comply which have not had, or could not reasonably be expected to have, a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the Knowledge of Olicom or Seller, threatened. To the Knowledge of Olicom and Seller, none of the Company, its directors and officers, or any person acting with their knowledge, has made any payment to, or conferred any benefit, directly or indirectly, on suppliers, customers, employees, or agents of suppliers or customers, or officials or


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employees of any government or agency or instrumentality of any government
(domestic or foreign) or any political parties or candidates for office, which is or was unlawful under any applicable law. The Company filed all forms, reports, statements, and other documents required to be filed with any Governmental Entities, except where the failure to file such forms, reports, statements or other documents under this Section 4.7(a) would not have a Material Adverse Effect.

             (b) The Company has all licenses, permits, approvals, authorizations and consents of all Governmental Entities and all certification organizations required for the conduct of its businesses (as presently conducted) and operation of its facilities. All such licenses, permits, approvals, authorizations and consents, if any, are described in Schedule 4.7(b), and copies of such documents have been delivered to Buyer, are in full force and effect and will not be affected or made subject to loss, limitation or, except as set forth on Schedule 4.7(b)(i), any obligation to reapply as a result of the transactions contemplated hereby. Except as set forth in Schedule 4.7(b) and for such incidental infractions as mentioned above, the Company (including its operations, properties and assets) are and have been in compliance with all such permits and licenses, approvals, authorizations and consents.

         4.8 Absence of Litigation. The Company is not a party to and there is no claim, action, suit, inquiry, judicial or administrative proceeding, grievance or arbitration pending, or to the Knowledge of Seller and Olicom, threatened against the Company, any of its officers or directors or any of its respective properties or assets by or before any arbitrator or Governmental Entity and, to the Knowledge of Olicom and Seller, there are no facts likely to give rise thereto. Nor to the Knowledge of Seller and Olicom are there any investigations relating to the Company, any of its officers or directors or any of its properties or assets pending or threatened by or before any arbitrator or Governmental Entity. There is no judgment, decree, injunction, order, determination, award, finding or letter of deficiency of any Governmental Entity or arbitrator outstanding against the Company or any of its properties or assets or to the Knowledge of Seller and Olicom, any of its officers or directors. There is no action, suit, inquiry, judicial or administrative proceeding pending or, to the Knowledge of Seller and Olicom, threatened against the Company, Olicom or Seller relating to the transactions contemplated by this Agreement or the other Transaction Documents. There are no unfunded settlements or other settlements or letters of commitment or conciliation agreements that the Company or any of its officers or directors has entered into with any party, including any Governmental Entity.

         4.9 Insurance Matters. Schedule 4.9(a) lists the current insurance policies (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (iv) no third party to the policy has repudiated any provision thereof to the Knowledge of Seller and Olicom. The Company is covered by insurance in scope and amount customary and reasonable for the businesses in which


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it is or has been engaged and the business environment in which it is operating.
To Seller's and Olicom's Knowledge, they have caused the Company to deliver to Buyer all insurance policies within the Company's or OJ's possession. Schedule 4.9(b) describes any self-insurance arrangements affecting the Company.

         4.10 Title and Related Matters.

              (a) The Company has, under all applicable laws, good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the Financial Statements or acquired after the date of the Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable. The equipment of the Company used in the operation of its business is in good operating condition and repair, normal wear and tear excepted. Schedule 4.10(a) contains a description of all real property and personal property with a value in excess of $50,000 leased, subleased or owned by the Company.

              (b) All of the buildings, structures and appurtenances situated on the real property, reflected in the Financial Statements or acquired after the date of the Financial Statements, except those disposed of since the date of the Financial Statements and the other real property leased by the Company are in good operating condition and in a state of maintenance and repair deemed adequate and suitable by the Company for the purposes for which such buildings, structures and appurtenances are presently being used. With respect to each such building, structure and appurtenance, the Company has adequate rights of ingress and egress for operating its business in the ordinary course. To the Knowledge of the Seller and Olicom, the Company has not received any notice that any such building, structure or appurtenance: (i) violates any restrictive covenant or any provision of any applicable law; or (ii) encroaches on any property owned by others.

              (c) The Company has delivered to Buyer correct and complete copies of the leases and subleases listed in Schedule 4.10(c) (as amended to date). With respect to each lease and sublease listed in Schedule 4.10(c):

                  (i) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                  (iii) No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iv) No party to the lease or sublease has repudiated any provision thereof;


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                  (v) There are no disputes, oral agreements or forbearance
programs in effect as to the lease or sublease;

                  (vi) With respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying leases;

                  (vii) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (viii) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

                  (ix) All facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

                  (x) There are no parties (other than the Company) in possession of such leased property, other than tenants under any leases disclosed in Schedule 4.10(c) who are in possession of space to which they are entitled; and

                  (xi) There are no pending or, to the Knowledge of Seller and Olicom threatened condemnation proceedings, lawsuits or administrative actions relating to the properties or other matters affecting materially and adversely the current use, occupancy, or value thereof.

         4.11 Accounts Receivable. Except for the Company's accounts receivable from Buyer and its affiliate, all accounts receivable of the Company reflected on the Financial Statements, and as incurred in the normal course of business since the date thereof (the "Accounts Receivable"), represent arm's length sales actually made in the ordinary course of business; are collectible (net of the reserve for doubtful accounts reflected on the Most Recent Balance Sheet which shall be consistent with prior practices and in accordance with Danish GAAP) in the ordinary course of business without the necessity of commencing legal proceedings; are not subject to counterclaim or setoff; and are not in dispute. The Company has previously delivered to Buyer an aged schedule of Accounts Receivable included in the Financial Statements.

         4.12 Inventory. All inventory of the Company reflected on the Financial Statements consists of a quality and quantity useable and saleable in the ordinary course of business and at normal profit levels; had a commercial value at least equal to the value shown on the Financial Statements; and is valued in accordance with Danish GAAP at the lower of average cost (on a LIFO basis); was not slow-moving as determined in accordance with past practices; obsolete or damaged. All inventory purchased since the date of the Financial Statements consists of a quality and quantity useable and saleable in the ordinary course of business.

         4.13 Absence of Certain Change. Since April 30, 1999, there has not been any adverse change in the business, financial condition, operations, results of operations or future prospects


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of the Company. Without limiting the generality of the foregoing, except as set forth in Schedule 4.13, since April 30, 1999:

              (a) The Company has not sold, leased, transferred, assigned or otherwise disposed of any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

              (b) The Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than Twenty-Five Thousand U.S. Dollars ($25,000) or outside the ordinary course of business or other than as listed on Schedule 4.l5(c) or Schedule 4.24;

              (c) No person (including the Company) has accelerated, terminated, modified or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, teases and licenses) involving more than Twenty-Five Thousand U.S. Dollars ($25,000) to which the Company is a party or by which it is bound except in the ordinary course of business;

              (d) The Company has not imposed any security interest upon any of its assets, tangible or intangible;

              (e) The Company has not made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business;

              (f) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) outside the ordinary course of business;

              (g) The Company has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than Twenty-Five Thousand U.S. Dollars ($25,000) singly or Fifty Thousand U.S. Dollars ($50,000) in the aggregate;

              (h) The Company has not delayed or postponed the payment of accounts payable or other liabilities outside the ordinary course of business;

              (i) The Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the ordinary course of business;

              (j) The Company has not granted any license or sublicense of any rights under or with respect to any intellectual property except as set forth on
Schedule 4.15(c) or Schedule 4.24;

              (k) The Company has not made or authorized any change in its Articles of Association or Rules of Procedure for the Board of Directors;

              (l) The Company has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;


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              (m) The Company has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

              (n) The Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property in excess of Ten Thousand U.S. Dollars ($10,000);

              (o) The Company has not made any loan to, or entered into any other transaction with, any of its affiliates, directors, officers, employees or Olicom or any affiliate thereof outside the ordinary course of business;

              (p) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the ordinary course of business;

              (q) The Company has not granted or agreed to make any increase in the base compensation of any of its directors, officers and employees outside the ordinary course of business except as specifically described in Section 8.1(j) and Section 8.1(k) below;

              (r) The Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other employee benefit plan), except as specifically described in Section 8.1(j) and Section 8.1(k) below;

              (s) The Company has not made any other change in employment terms for any of its directors, officers or employees, or otherwise terminated any such person and no such person has resigned from the Company, in each case, outside the ordinary course of business;

              (t) The Company has not incurred any liability to taxation (other than in respect of trading profits arising or transactions entered into in the ordinary course of business or except as provided for in the Financial Statements);

              (u) The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

              (v) There has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company; and

              (w) The Company has not committed to any of the foregoing.

         4.14 Undisclosed Liabilities. The Company does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability), except for: (a) liabilities included in the most recent Financial Statements including the notes thereto; and (b) liabilities which have arisen after the Financial Statements in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of


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contract, breach of warranty, tort, infringement or violation of law, all of which are usual and normal in amount both individually and in the aggregate).

         4.15 Intellectual Property.

              (a) Schedule 4.15(a) lists all of the Company's foreign and United
States: (i) patents and patent applications (including provisional applications); (ii) registered or unregistered trademarks, applications to register trademarks, intent to use applications or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of the Company that is the subject of an application, certificate or registration filed with, issued by or recorded by, any state, government or other public legal authority (and all trade secrets and unregistered copyrights, whether or not listed on Schedule 4.15(a)) (the "Intellectual Property").

              (b) Each patent, registered trademark, registered copyright and mask work registration which is an item of Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Intellectual Property have been made and all necessary documents and certificates in connection with such Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property.

              (c) The contracts, licenses and agreements listed on Schedule 4.15(c) include all contracts, licenses and agreements currently in effect relating to any Intellectual Property arising from or relating to Bluetooth or Mobile Hands Free Solutions to which the Company is a party other than: (i) "shrink wrap" software; (ii) rights to use Intellectual Property granted by the Company in the ordinary course of the Company's business in connection with sales of products or services; (iii) third party software (including software development tools) generally available to the public at a cost to the Company of less than Twenty-Five Thousand U.S. Dollars ($25,000); and (iv) contracts, licenses or agreements which the Company has no continuing obligations (other than customary provisions for infringement) or for which liability is contractually limited to less than Twenty-Five Thousand U.S. Dollars ($25,000) (collectively, such exceptions being referred to as "Excluded Licenses").

              (d) With respect to Bluetooth and Mobile Hands Free Solutions, except as disclosed on Schedule 4.15(d), the contracts, licenses and agreements listed on Schedule 4.15(c) are in full force and effect. Except as disclosed on
Schedule 4.15(d), the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of any term of any contracts, licenses and agreements listed on Schedule 4.15(c). Except as disclosed in Schedule 4.15(d), the Company is in compliance in all material respects with and has not breached any material term of the contracts, licenses and agreements listed on
Schedule 4.15(c) and, to the Knowledge of Seller and Olicom, all other parties to the contracts, licenses and agreements listed on Schedule 4.15(c) are in compliance with and have not breached any term of the contracts, licenses and agreements. Except as disclosed in Schedule 4.15(d), following the Closing Date, the Company will be permitted to exercise all of its rights under the contracts, licenses and agreements listed in

Schedule 4.15(c) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

              (e) Except as set forth in Schedule 4.15(e) and other than Excluded Licenses or other agreements which are not currently in effect: (i) no Person other than the Company has any rights to use the Intellectual Property other than immaterial rights granted from time to time in the ordinary course of business which do not individually or in aggregate materially affect the value of the Intellectual Property in question; and (ii) the Company has not granted to any Person, nor authorized any Person to retain any rights or interests of any nature in or with respect to the Intellectual Property.

              (f) Except as set forth in Schedule 4.15(f): (i) the Company owns and has good and exclusive title to each item of the Intellectual Property of the Company listed on Schedule 4.15(a), free and clear of any encumbrance; and
(ii) the Company owns, or has the right pursuant to a valid contract, to use, transfer, license, sublicense or operate under, all other Intellectual Property of the Company.

              (g) Except as set forth on Schedule 4.15(g), the operation of the Company's business, to the Knowledge of Seller and Olicom, including the design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, does not infringe or misappropriate the Intellectual Property of any other person, violate the rights of any Person (including rights to privacy or publicity) or constitute unfair competition.

              (h) In the last three (3) years, except as set forth on Schedule 4.15(h), the Company has not received notice from any Person that the operation of the business of the Company, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any person, violates the rights of any person (including rights to privacy or publicity) or constitutes unfair competition.

              (i) With respect to Bluetooth and Mobile Hands Free Solutions, except as disclosed in Schedule 4.15(i), the Company owns or has the right to all material Intellectual Property necessary to the conduct of the business of the Company as it currently is conducted, including its design, development, manufacture and sale of its products, including with respect to products currently under development and provision of services.

              (j) To the Knowledge of Olicom and Seller, the Company has provided true and accurate copies of all contracts, licenses and agreements between the Company and any other person, which involve the annual payment or receipt of funds in excess of Twenty-Five Thousand U.S. Dollars $25,000) per year, and wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by the Company or such other person of the Intellectual Property rights of any other person; provided that the foregoing only applies to agreements for which the Company's obligations are continuing as of the date of this Agreement and does not apply to contracts, licenses or agreements for which liability of the Company is contractually limited to less than Twenty-Five Thousand U.S. Dollars ($25,000).

              (k) Except as listed on Schedule 4.15(k), there are no contracts, licenses and agreements between the Company and any other person with respect to the Company's Intellectual Property with respect to which the Company has received notice of any dispute which could be reasonably considered to be a material dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

              (l) Except as listed on Schedule 4.15(l), to the Knowledge of, Seller and Olicom, no person is infringing or misappropriating any the Intellectual Property.

              (m) Except as listed on Schedule 4.15(m), there are no claims asserted against the Company, or to the Knowledge of Seller and Olicom, against any customer of the Company, related to any product or service of the Company.

              (n) No Intellectual Property or product or service of the Company, is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company.

              (o) With respect to Bluetooth and Mobile Hands Free Solutions, except for software to the extent that it is considered proprietary information of the Company and which is protected as such under applicable Danish law, or except as disclosed in Schedule 4.15(o), the Company has, and enforces, a policy requiring each contractor and third party to execute proprietary information and confidentiality agreements previously delivered to Buyer, and all current and former contractors and third parties of the Company have executed such an agreement.

              (p) To the Knowledge of Seller and Olicom, no: (i) product, service or publication of the Company; (ii) material published or distributed by the Company; or (iii) conduct or statement of the Company, violates the Danish Markedsfocringslov or any other Danish law concerning proper business conduct.

              (q) Schedule 4.15(g) lists all the Software Authors (as hereinafter defined) with respect to Bluetooth and Mobile Hands Free Solutions who were not employees of the Company. Each Software Author made his or her contribution to the Bluetooth and Mobile Hands Free Solutions within the scope of employment with the Company as an employee or independent contractor, as a "work made for hire," and was directed by the Company to work on the Bluetooth and Mobile Hands Free Solutions. In addition, any other Intellectual Property created by such Software Authors with respect to Bluetooth and Mobile Hands Free Solutions is owned by the Company.

              (r) To the Knowledge of Seller and Olicom, the Company has not, by any of its acts or omissions, or by acts or omissions of its directors, officers, employees, agents or representatives caused any of its proprietary rights in the Bluetooth and Mobile Hands Free Solutions, including copyrights, trademarks, patents and trade secrets to be diminished or adversely affected to any material extent.

              (s) Except as set forth in Schedule 4.15(s) and with respect to
(i), (ii) and (iii) as the same shall be limited to Bluetooth and Mobile Hands Free Solutions and third party warranty claims:

                  (i) to the Knowledge of Seller and Olicom, there are no defects in the Bluetooth and Mobile Hands Free Solutions, and there are no errors in any accompanying design documentation, which defects or errors would in any material respect affect Buyer's or its licensees' use of the Bluetooth and Mobile Hands Free Solutions or the functioning of the Bluetooth and Mobile Hands Free Solutions in accordance with the specification for the Bluetooth and Mobile Hands Free Solutions published by the Company; to the Knowledge of Seller and Olicom, the Bluetooth and Mobile Hands Free Solutions have all the material features described in the user manuals made available to the Company's customers;

                  (ii) each of the Bluetooth and Mobile Hands Free Solutions does not contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" (as these terms are commonly used in the computer software industry) or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware, or data or to perform any other similar type of functions;

                  (iii) each of the Bluetooth and Mobile Hands Free Solutions:
(A) shall not fail to perform any function specified in the product specifications therefor or otherwise be adversely affected in any material respect as a result of the date change from December 31, 1999 to January 1, 2000; and (B) to ensure Year 2000 compatibility includes, without limitation, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century,

                  (iv) no government funding or university or college facilities were used in the development of the Bluetooth and Mobile Hands Free Solutions; and the Bluetooth and Mobile Hands Free Solutions were not developed pursuant to a contract with any Person or entity, and no situation, matter, or agreement exists that would preclude Buyer from making any change to the Bluetooth and Mobile Hands Free Solutions or combining either of them with other software in any lawful manner; and

                  (v) except for technology supplied by third party vendors disclosed in Schedule 4.15(r), no third party has any interest in, or right to compensation from the Company by reason of, the use, exploitation or sale of the Bluetooth and Mobile Hands Free Solutions, there are no restrictions on the ability of the Company (or any successor or assignee of the Company) to use or otherwise exploit the Bluetooth and Mobile Hands Free Solutions, and such use or exploitation does not and will not obligate the Company (or any successor or assign of the Company) to pay any royalty, fee or other compensation to any person or entity; and the Company has not received any notice and does not have any knowledge of any complaint, assertion, threat or allegation inconsistent with the preceding statements in this paragraph.

              (t) (i) No Person employed with or previously employed with the Company has notified the Company since the day of the Company's formation orally, in writing or in any other way, that any Person alone or together with others has made an invention, which is patentable or registerable, cf. Section 6 and 7 of Executive Act no. 131 of 18 March 1986 of the Kingdom of Denmark;

                  (ii) Excluding the Company's Intellectual Property, no Person employed with or previously employed with the Company has filed an application for a patent or a utility model related to Bluetooth or Mobile Hands Free Solutions, alone or together with others indicating to be an inventor and/or applicant/proprietor of the rights in said application and no Person has indicated that they intend to do so and,

                  (iii) No Person has registered as his or its own any other intellectual property rights of the Company,

         4.16 Taxes.

              (a) The Company has properly completed and timely filed all Tax Returns (as herein after defined) required to be filed by it and has paid all Taxes (as herein after defined) shown thereon to be due. The Company's Financial Statements reflect any accrued Taxes that have not been paid through the dates thereof. The Company has no material liability for unpaid Taxes accruing after the date of the latest Company Financial Statements, other than Taxes arising in the ordinary course of its business. There is no material claim for Taxes that is a lien against the property of the Company or is being asserted against the Company. The Company has not been notified and the Seller or Olicom have no other Knowledge that any audit of any Tax Return of the Company is being conducted by a Tax Authority (as hereinafter defined). The Company has not been and will, to the Knowledge of Seller and Olicom, not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) under any applicable Tax laws as a result of transactions, events or accounting methods employed prior to this Agreement. The Company has not filed any correspondence to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. The Company has in its possession receipts for any Taxes paid to Tax authorities. There are no pending or, to the Knowledge of Seller and Olicom, threatened actions or proceedings for the assessment or collection of Taxes against the Company or, to the Knowledge of Seller and Olicom, any corporation that was included in the filing of a Return with the Company on a consolidated, combined or unitary basis with respect to any period for which such corporation was so included. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means: (i) any net income, alternative or add-on tax, gross income, gross receipts, sales, use, transfer, franchise, profits, license, withholding (including social security contributions to labour market fund), payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, in addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the imposition of any such Tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including without limitation, estimated tax returns and reports, withholding tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

              (b) (i) Schedule 4.16(b) indicates the most recent Danish income Tax Return for which a review has been conducted and indicates all such Danish income Tax Returns that currently to the Knowledge of Seller and Olicom are the subject of review; and (ii) the Company has provided Buyer with an accurate description of any tax allocation arrangement to which the Company is a party.

         4.17 Customers. Seller and Olicom do not have Knowledge that any of the ten (10) largest customers and suppliers of the Company (based on annual sales volume) for the last two (2) full fiscal years and the Most Recent Balance Sheet Date will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner as previously conducted with the Company. The Seller and Olicom do not have Knowledge that the Company has received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by the Company nor is any Company aware of any facts which could lead it to believe that the business of any Company will be subject to any such disruption which would cause a Material Adverse Effect.

         4.18 Certain Business Practices and Regulations. Neither the Company nor any of its officers, directors, stockholders, employees or agents has, on behalf of or for the benefit of the Company: (i) established or maintained any unrecorded fund or asset for any purpose or made any false entries on its books and records for any reason; or (ii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by violation of any Law, In addition, the Company has: (a) complied with all applicable Laws relation to employee and civil rights and relating the employment opportunities; and (b) filed in a timely manner all reports and documents required to be filed with Governmental Entities (and the information contained therein was correct and complete in all material respects) under such laws, except (in either case) where the failure to so comply or file would not have a Material Adverse Effect.

         4.19 Product Warranty. Each product manufactured, sold, leased, supplied or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties and all applicable regulations in respect thereof, and the Company does not have any liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims included in the Financial Statements and the notes thereto as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and an additional expense of up to Fifty Thousand U.S. Dollars ($50,000) for all such contracts, commitments and warranties relating to products and services sold or performed prior to the Closing Date. Except as set forth on Schedule 4.19, no product manufactured, sold, leased, supplied or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond the general terms and conditions of sale or lease described on Schedule 4.19. Without prejudice to the above, the Company has incurred no liability in excess of Fifty Thousand U.S. Dollars ($50,000) (when aggregated with all other warranty claims described above) under the Liability for Defective Products Act 1991 of Ireland.

         4.20 Environmental, Health and Safety Matters.

              (a) The Company has at all times complied and is in compliance with all environmental, health and safety requirements of all Governmental Entities.

              (b) Without limiting the generality of the foregoing, the Company and its respective affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to environmental, health and safety requirements for the occupation of their facilities and the operation of their business. A list of all such permits, licenses and other authorizations is set forth on Schedule 4.20.

              (c) The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of environmental, health and safety requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under environmental, health and safety requirements.

              (d) None of the following exists at any property or facility owned or operated by the Company: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition that might require remediation or other corrective action under applicable law; (iii) materials or equipment containing polychlorinated biphenyls that might require remediation or other corrective action under applicable law; or (iv) landfills, surface impoundments or disposal areas.

              (e) The Company, its affiliates and its corporate predecessors have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation
an), hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees.

              (f) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Entities or third parties, pursuant to any Applicable Laws.

              (g) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to environmental, health and safety requirements.

              (h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with environmental, health and safety requirements, give rise to any investigatory, remedial or corrective obligations pursuant to environmental, health and safety requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to environmental, health and safety requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         4.21 Loan Agreements. The Company is not obligated under any loan agreement, promissory note, letter of credit or other evidence of indebtedness as a signatory, guarantor or otherwise and there is no prohibition on repayment or any penalty, premium or fee that would become payable upon prepayment of any such indebtedness. The Company has not guaranteed the payment or performance of any person, firm or corporation, or agreed to indemnify any person or act as a surety or otherwise agreed to be continently or secondarily liable for the obligations of any person. To the Knowledge of Seller and Olicom, no third party is in default under any lease, contract or commitment to which the Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

         4.22 Burdensome or Restrictive Agreements. With respect to Bluetooth and Mobile Hands Free Solutions, except as disclosed in Schedule 4.22, the Company is not a party to or is not bound by any agreement requiring the Company to assign any interest in any trade secret or proprietary information, or prohibiting or to the Knowledge of Seller or Olicom, restricting the Company from competing in any business or geographical area or soliciting customers or otherwise restricting the Company from carrying on its businesses anywhere in the world.

         4.23 Bank Accounts. Seller and Olicom have provided Buyer with a complete and accurate listing of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains a safe deposit box. lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and a description of any compensating balance arrangements.

         4.24 Contracts. To the Knowledge of Seller, Schedule 4.24 lists all material contracts, licenses and other Agreements to which the Company is a party (collectively, "agreements").

              (a) The Company has delivered to Buyer a correct and complete copy of each written agreement listed in Schedule 4.24 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 4.24.

              (b) With respect to each such agreement other than the ____________ Agreement (as described below):

                  (i) the agreement is legal, valid, binding, enforceable and in full force and effect,

                  (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Agreement;

                  (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default,

                  (iv) except at the option of either party or upon expiration, as provided in any agreement, no party may terminate, modify or accelerate any agreement; and

                  (v) no party has repudiated any provision of the agreement.

         (c)


                  (i)


                  (ii)


                  (iii)


                  (iv)


                  (v)



         4.25 Employee Benefit Matters.

              (a) Copies of all material and general employee benefit plans and arrangements have been delivered to Buyer.

              (b) Each loan to non-officer employee, consultant, executive officer or director, and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, surplus sabbatical, employees relocation, dental, vision care, disability, employee relocation or dependent care, life insurance or accident insurance plans, programs or other arrangements have been delivered to Buyer.

              (c) All bonus, Company paid pension, profit sharing, savings, deferred compensation or incentive plans (including stock incentive plans), programs or arrangements have been delivered to Buyer.

              (d) All other fringe or employee benefit plans, programs or arrangements that apply to executive officers of the Company and that do not generally apply to all employees have been delivered to Buyer in the form of the executive officers' employment contract.

              (e) Any current employment or executive compensation or severance agreements, written or otherwise, relating to any present employee, consultant or executive officer of the Company and a list of all employees and executive officers are set forth in Schedule 4.25(c), and there are no claims or unfulfilled severance or compensation agreement towards former employees or consultants of the Company.

              (f) None of the Employment Contracts promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

              (g) With respect to the laws of Ireland:

                  (i) There are no subsisting contracts of service to which the Subsidiary is a party which are not terminable without giving rise to any claim for damages or compensation or other redress (other than a statutory redundancy payment or compensation for unfair dismissal under the Unfair Dismissals Act 1977 to 1993) by twelve weeks notice or less. And there are no claims whatsoever against the Subsidiary arising out of any contract of service to which the Subsidiary was a party.

                  (ii) The Subsidiary is not and has never been liable to make any payment to any person under the Redundancy Payments Acts 1967 to 1991 or pursuant to the Protection of Employees (Employers Insolvency) Acts 1984 to 1991.

                  (iii) No employment regulation order affecting the terms of employment of any employees or former employees of the Subsidiary has been made by the Labour Court under the Industrial Relations Acts 1946 to 1990.

                  (iv) The Subsidiary has not entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition.

         4.26 Affiliate Relationships and Conflicts of Interest. There are no contracts or other arrangements involving the Company (or any firm or entity with which the Company has a business relationship) in which any of the Company's officers, directors, stockholders or affiliates, or any member of their respective immediate families, have a financial interest, including indebtedness owed to the Company or by the Company. To the Knowledge of Seller and Olicom, none of the officers or directors of the Company, or any members of their immediate families, have any direct or indirect ownership interest in any firm or corporation which competes with the Company, except that officers and directors of the Company may own less than one percent (1%) of the outstanding capital stock of publicly traded companies which may compete with the Company. The Company is not a guarantor or Indemnitor of any indebtedness of any other person, firm or corporation.

         4.27 Status of Shares. The sale of the Shares has been duly authorized by all necessary corporate action on the part of the Seller. The Shares, when delivered to Buyer at the Closing in exchange for the Purchase Price (less any portion of the Escrow Amount), all as described herein, will be validly issued, fully paid and non-assessable. The sale of the Shares is not, and will not be, subject to any preemptive rights or any rights of first refusal of any other holder of capital stock of the Company except as set forth in Schedule 4.27, and will be free from any restrictions on transfer, except for restrictions on transfer imposed by the Shareholders' Agreement. Upon the sale and delivery of the Shares to Buyer at Closing, the Shares will represent at least 66.85% of the outstanding capital stock of the Company, on a fully-diluted basis.

         4.28 Year 2000 Compliance. All of the property, equipment or assets owned or utilized by the Company, including but not limited to computer software, databases, hardware, controls and peripherals, will, on or prior to December 31, 1999: (i) perform in all material respects in accordance with their specification and documentation regardless of which century or century dates are encountered in the use of such equipment or software; (ii) accurately and correctly manage and manipulate data in accordance with their intended use involving all dates, whether single century or multi-century, regardless of the format in which such dates are expressed; and (iii) not require any repair, rewrite, conversion or other adaptation with an expense paid or incurred by Buyer because of or due in any way to the use of century dates. The Company has taken adequate steps to verify that all computer hardware and software of the Company's suppliers, customers and other persons or entities whose internal computer failures may reasonably be expected to have a Material Adverse Effect on the Company, will comply with the representations and warranties stated in this Section on or prior to December 31, 1999.

         4.29 Books and Records. All the books and records of the Company are true, correct and complete in all material respects, have been maintained in accordance with good business practice and in accordance with all laws, regulations and other requirements applicable to the Company and its operations and accurately reflect the basis for the financial condition and results of operations set forth in the Financial Statements.

         4.30 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         4.31 Private Offering. Assuming the accuracy of the representations and warranties of Buyer contained in Article 5 hereof, the offer and sale of the Shares in accordance with the terms of this Agreement, have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable securities laws.

         4.32 Brokers or Finders. Neither the Company nor the Buyer have incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby with respect to fees, commissions or charges to any broker or finder engaged by or on behalf of Seller or Olicom.

         4.33 Disclosure. No representation or warranty by Olicom or the Seller contained in this Agreement or in any certificate furnished pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it is made, in order to make the statements herein or therein not misleading.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Seller and Olicom as follows (with the understanding that the Seller and Olicom are relying on such representations and warranties in entering into and performing this Agreement):

         5.1 Organization, Standing and Power. Buyer is a corporation duty organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         5.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is to be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is to be a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered and constitutes, and when duly executed and delivered by Buyer the other Transaction Documents to which Buyer is to be a party will constitute, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3 No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is to be a party does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, except for any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate do not have a material adverse effect on Buyer's ability to perform its obligations hereunder.

         5.4 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is to be a party or the consummation by it of the transactions contemplated hereby, except for applicable requirements, if any, of the Securities Act and the rules and regulations thereunder and state securities or blue sky laws.

         5.5 Litigation. As of the date hereof, there is no action, suit, inquiry, judicial or administrative proceeding pending or, to the knowledge of Buyer, threatened against the Buyer relating to the transactions contemplated by this Agreement or by the other Transaction Documents.

         5.6 Brokers or Finders. Neither Seller nor Olicom will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby with respect to fees, commissions or charges to any broker or finder engaged by or on behalf of Buyer.

                                   ARTICLE 6

                              PRE-CLOSING COVENANTS

         The parties to this Agreement agree as follows with respect to the period between the execution of this Agreement and the Closing.

         6.1 General. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 8 below).

         6.2 Notices and Consents. The Seller shall cause the Company to give ally notices to third parties, and will use commercially reasonable efforts to obtain any third party consents that are necessary to vest all rights, title and interest of the Company or that Buyer may reasonably request in connection with the matters referred to herein. The Seller shall cause the Company to give any notices to, make any filings with and use commercially reasonable efforts to obtain any authorizations, consents and approvals of Government Entities necessary or desirable in connection with the matters referred to herein.

         6.3 Operation of Business. The Seller shall not permit the Company to engage in any practice, take any action or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Seller shall use reasonable efforts not to permit the Company to:
(a) enter into any material contract or transaction outside the ordinary course of business; (b) lease, mortgage or encumber or otherwise grant any interest in any of its assets or properties or any contract with an affiliate; (c) sell, license or otherwise dispose of any assets of the Company having a value greater than Twenty-Five Thousand U.S. Dollars ($25,000) or an aggregate book value greater than Twenty-Five Thousand U.S. Dollars ($25,000) (other than any such disposition which is in the ordinary course of business); (d) issue any capital stock or grant any additional options, warrants or rights to acquire any capital stock of the Company; (e) take any action to declare or pay a dividend or other distribution upon or redeem or purchase any shares of capital stock of the Company, or change or affect the voting powers, designations, preferences, rights, qualifications, limitations or restrictions of any class or series of capital stock of the Company; (f) propose or adopt any amendments to the Company's Articles of Association and Rules of Procedure or any other governing document; (g) enter into any employment, termination or severance pay agreement with any director, officer, consultant or employee; (h) waive any rights or forgive or cancel any debts or claims of value; or (i) maintain the Company's books or records other than in the ordinary course,

         6.4 Preservation of Business. Seller will use reasonable efforts to cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

         6.5 Full Access. Seller will permit representatives of Buyer to have full access to the Company upon reasonable notice and during normal working hours to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Company. The Company will cause its accountants to cooperate with Buyer and its agents in making available all financial information requested.

         6.6 Notice of Developments. Seller will give prompt written notice to Buyer of: (a) any material adverse development which would render any representation or warranty of Seller or Olicom in this Agreement, if made on or as of the date of such event, untrue or inaccurate in any material respect; and
(b) any material adverse effect with respect to the Company. No disclosure by any party pursuant to this Section 6.6, however, shall be deemed to amend or supplement the schedules of disclosure or to prevent or cure any misrepresentation. breach of warranty or breach of covenant.

         6.7 Publicity. No party hereto shall make any news release or any other public disclosure (including disclosure to public officials) pertaining to this Agreement or the transactions contemplated hereunder without the prior approval of the other parties hereto, which approval shall not be unreasonably withheld; provided that Buyer and Olicom may, if considered necessary by its counsel to fulfill their obligations as publicly traded corporations, respond to inquiries and make such releases as they consider appropriate upon giving the other parties hereto such notice as is reasonable in the circumstances.

         6.8 Exclusivity. Between the date hereof and the date this Agreement is terminated pursuant to Article 11 hereof, Seller and Olicom shall not, directly or indirectly, through any officer, director, employee, representative or otherwise, solicit, or entertain offers from, negotiate with, or in any manner encourage, discuss, accept or consider any acquisition proposal of any person or entity, other than Buyer. Seller and Olicom will promptly notify Buyer regarding any contact between Seller and one of its respective officers, directors, employees or representatives and any other person regarding any acquisition proposal.

                                   ARTICLE 7

                             POST-CLOSING COVENANTS

         The parties hereto agree as follows with respect to the period following the Closing:

         7.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article 9 below).

         7.2 Litigation Support. In the event and for so long as any party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with: (a) any transaction contemplated under this Agreement; or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, each of the other parties hereto will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
Article 9 below).

         7.3 Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

         7.4 Confidentiality. Olicom, Seller and Buyer will comply with the terms of the Confidentiality Undertaking described in Section 14.7. In addition, Olicom, Seller and the Company will treat and hold as such all of the confidential information, refrain from using any of the confidential information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the confidential information which are in its possession. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any confidential information, it will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller or Olicom is, on the advice of counsel, compelled to disclose any confidential information to any tribunal or else stand liable for contempt, it may disclose the confidential information to the tribunal; provided, however, that the disclosing part), shall use its best efforts to obtain, at the reasonable request the other party, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any confidential information that is generally available to the public immediately prior to the time of disclosure.

         7.5

                                   ARTICLE 8

                               CLOSING CONDITIONS

         8.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

             (a) Representations True at Closing. The representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

             (b) Covenants Performed. Each of Olicom and Seller shall have performed or caused the Company to perform and complied with all of their covenants hereunder in all material respects through the Closing;

             (c) Third Party Consents. Seller shall have caused the Company to have procured all of the third party consents specified in Section 4.4 (except the _________ Agreement) above;

             (d) No Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, provincial or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (iii) affect adversely the right of Buyer to own the Shares and to control the Company; or (iv) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

             (e) Material Adverse Effect. Since the execution of this Agreement, no Material Adverse Effect on the Company shall have occurred;

             (f) Closing Certificate. Each of Seller and Olicom shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 8.1 (a)-(e) is satisfied in all respects;

             (g) Put and Call Option Agreement. The Buyer and OJ shall have entered into a Put and Call Option Agreement on terms and conditions satisfactory to Buyer;

             (h) Resignations of Directors. Buyer shall have received the resignations, effective as of the Closing, of each director of Digianswer other than Ole Jensen;

             (i) Delivery of Certificates. Seller will surrender to Buyer at the Closing any and all original certificates representing the Shares duly endorsed in blank or with appropriate assignments separate from certificate;

             (j) Agreements of Employment. Each of the employees set forth on
Schedule 8.1(j) shall have entered into an agreement of employment with the Company in form and substance acceptable to Buyer;

             (k) Contract of Employment with OJ. Buyer and OJ shall have entered into a Contract of Employment on terms and conditions satisfactory to Buyer;

             (l) Transfer of Title. Seller and Olicom shall procure that the Company has, good and marketable title, free from Liens to the properties it occupies;

             (m) Shareholders' Agreement. Buyer and OJ shall have entered into a Shareholders' Agreement, all on terms and conditions satisfactory to Buyer;

             (n) Termination of Right. OJ and Olicom, shall have each terminated all rights under each of the Shareholders' Agreement, dated June 17, 1999, between OJ and Seller and the Put and Call Option Agreement, dated June 15, 1999, between OJ, Seller and Olicom;

             (o) Intellectual Property and Technology License Agreement. Buyer and the Company shall have entered into an Intellectual Property and Technology License Agreement and other documents related thereto on terms and conditions satisfactory to Buyer related to the "Bluetooth" technology;

             (p) Director Approval. Seller's and Olicom's board of directors shall have approved this Agreement and the transactions contemplated thereby and in the Transaction Documents; and

             (q) General Satisfaction of Closing Conditions. All actions to be taken by the Seller and the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

         8.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

             (a) Representations True at Closing. The representations and warranties set forth in Article 5 above shall be true and correct in all material respects at and as of the Closing Date;

             (b) Performance of Covenants. Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (c) No Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement; or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

             (d) Closing Certificate. Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 8.2(a)-(c) has been satisfied; and

             (e) General Satisfaction of Closing Conditions. All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

                                   ARTICLE 9

                     REMEDIES FOR BREACHES OF THIS AGREEMENT

         9.1 Survival of Representations and Warranties. All of the representations and warranties and agreements of the parties contained in this Agreement (including, without limitation, the representations and warranties of the Seller and Olicom contained in Article 4 above and the indemnification obligations of the parties set forth in Sections 9.2 and 9.3 below) shall survive the Closing and continue in full force and effect for a period of two
(2) years thereafter (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) (except to the extent that any such agreement is limited by its terms to a different period and except to the extent a claim for indemnity is then pending). The foregoing sentence notwithstanding, any liability which results: (a) from any liability of Buyer or its subsidiaries, Buyer's successors or assigns to any taxing authorities which will survive the Closing as provided in (b) below; (b) under Section 4.1 (organization), Section 4.2 (capitalization), Section 4.10 (title to assets), Section 4.16 (taxes), Section 4.20 (environmental) and
Section 4.27 (status of shares) of Article 4, will survive the Closing for the applicable statute of limitations (including any extensions or waivers thereof);
(c) from a breach of any covenant or agreement, will survive the Closing for the term of such covenant or agreement; or (d) from fraud on the part of the other party, for which indemnity would otherwise be available under Section 9.2 may be asserted at any time subject to the other provisions of Article 9. The representations, warranties, covenants and obligations of the Seller and the rights and remedies of Buyer shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of Buyer or any of its representatives.

         9.2 Indemnification Provisions for Benefit of Buyer and the Company.

             (a) In the event Seller or Olicom breach (or in the event any third party alleges facts that, if true, would mean either Seller or Olicom has breached) any of its representations, warranties and covenants contained herein (including without limitation the representations and warranties set forth in Article 4 and the covenants set forth in Articles 6 and 7) and, provided that Buyer makes a written claim for indemnification against Seller or Olicom pursuant to Section 9.5 below within the survival period set forth in Section 9.1, then each of Seller or Olicom shall jointly and severally indemnify Buyer from and against 66.85% of the entirety of any Adverse Consequences that Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of the survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

             (b) In addition, Seller and Olicom shall jointly and severally indemnify Buyer from and against 66.85% of the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by any liability of the Company for any current or past indebtedness, penalties or other obligations in connection with any of the Company's borrowings from the Business Development Finance (Vaekstfonden),

         9.3 Indemnification Provisions for Benefit of Setter and Olicom. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties and covenants contained herein, and provided that Seller or Olicom makes a written claim for indemnification against Buyer pursuant to Section 9.5 below within the survival period set forth in Section 9.1, then Buyer agrees to indemnify the Seller and Olicom from and against the entirety of any Adverse Consequences Seller or Olicom may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Seller or Olicom may suffer after the end of ally applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

         9.4 Matters Involving Third Parties.

             (a) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay an the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

             (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;
(iv) settlement of, or all adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

             (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above: (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld); and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

             (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article 9.

         9.5 Determination of Adverse Consequences and Claims Process.

             (a) All Adverse Consequences hereunder shall be payable in U.S. Dollars.

             (b) In the event that Buyer shall have incurred any Adverse Consequences for which it wishes to seek adjustment to the Escrow Amount pursuant to this Section 9.5, Buyer shall deliver to the Seller an officer's certificate: (i) stating that Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Adverse Consequences, (ii) specifying in reasonable detail the individual items of Adverse Consequences included in the amount so stated, the date each such item was paid or properly accrued or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other adjustment to the Escrow Amount to which such item is related; and (iii) indicating that Buyer is seeking adjustment to the Escrow Amount under this Article 9.

             (c) In the event that Buyer has elected to pursue an adjustment to the Escrow Amount under this Article 9, the Escrow Amount shall be reduced by the amount stated in the officer's certificate unless Seller contests such claim.

         9.6 Damage Claim Amounts.

             (a)

                (i)



                (ii)






             (b)



             (c)



             (d)



             (e)



         9.7



         9.8



                                   ARTICLE 10

                               CLOSING DELIVERIES

         10.1 Olicom and Seller Deliveries. At the Closing, Olicom and Seller shall cause the Company to deliver to Buyer the following:

              (a) [Intentionally Reserved];

              (b) Agreements of Employment. At the Closing, the Company and the individuals listed on Schedule 8.1(j) shall execute, deliver and enter into the Agreements of Employment referenced in Section 8.1(j);

              (c) Contract of Employment. At the Closing, the Company and OJ shall execute, deliver and enter into the Contract of Employment referenced in
Section 8.1(j).

              (d) September 30, 1999 Balance Sheet. Seller shall have delivered the Most Recent Financial Statements three (3) days prior to the Closing Date;

              (e) Third Party Consents. All third party consents referenced in
Section 8.1(c).

              (f) Certificate. The certificate referenced in Section 8.1(f);

              (g) Resignation. Resignations referenced in Section 8.1(h);

              (h) Shares. The Certificates for the Shares; and

              (i) Other. Such other documents, certificates and instruments as listed on the closing agenda delivered to Seller and Olicom as of date of execution of this Agreement (the "Closing Agenda").

         10.2 Buyer Deliveries. At the Closing, Buyer shall deliver the following to Seller:

              (a) Purchase Price. The Purchase Price (less the Escrow Amount);

              (b) Certificate. The Certificate referenced in Section 8.2(d); and

              (c) Other. Such other documents, certificates and instruments as listed on the Closing Agenda.

                                   ARTICLE 11

                                   TERMINATION

         11.1 Termination of Agreement. This Agreement may not be terminated by the parties except as provided below:

              (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

              (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing: (i) in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing shall not have occurred ten (10) days after the date of this Agreement, by reason of the failure of any condition precedent under Section 8.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement),

              (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing: (i) in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing shall not have occurred ten (10) days after the date of this Agreement, by reason of the failure of any condition precedent under Section 8.2 hereof (unless the failure results primarily from any of Seller itself breaching any representation, warranty or covenant contained in this Agreement); and

              (d) By either Buyer or Seller if any governmental entity shall have issued an order, injunction, decree or ruling or taken any other action permanently or temporarily restraining or otherwise prohibiting the transactions contemplated hereby, which shall have become final and non-appealable.

         11.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that notwithstanding anything to the contrary in this Agreement or otherwise, the provisions of Section 7.4 of the Agreement shall survive any termination of this Agreement.

         11.3 Certain Effects of Termination. In the event of the termination of this Agreement by either Buyer or Seller as provided in Section 11.1 hereof, each party, if so requested by the other party, will: (i) return promptly every document (other than documents publicly available and other than one copy thereof to be retained by counsel for such party) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect.

                                   ARTICLE 12

                                  TAX COVENANTS

         12.1 Cooperation on Tax Matters.

              (a) The Company, Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

              (b) Buyer and Seller further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

              (c) Buyer and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder and relevant Danish tax statutory law.

                                   ARTICLE 13

                                    DISPUTES

         13.1 Amicable Resolution. The parties mutually desire that friendly collaboration will develop between themselves. Accordingly, they shall try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof.

         13.2 Mediation and Alternative Dispute Resolution.

              (a) Excluding Intellectual Property disputes which must be brought before a court of competent jurisdiction, to the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually acceptable mediator to be chosen by Buyer and Seller within forty-five (45) days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement Buyer and Seller may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial.

              (b) Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Article 13 will prevent either party from resorting to judicial proceedings if: (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful; or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

         13.3 Costs. Each of the parties shall bear its costs of mediation, but Buyer and Seller agree to share the costs of the mediator equally.

                                   ARTICLE 14

                                  MISCELLANEOUS

         14.1 Expenses and Obligations. Except as otherwise expressly provided in this Agreement or as provided by law, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated in this Agreement or in the other Transaction Documents shall be borne solely and entirely by the party which has incurred such expenses.

         14.2 Expenses to be Paid by Seller. The Seller and Olicom shall pay, and shall indemnify, defend and hold the Buyer and the Company harmless from and against, each of the following:

              (a) Transfer Taxes. Any sales, use, excise, transfer or other similar tax imposed by Irish and Danish authorities with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

              (b) Professional Fees. All fees and expenses of the Seller's and Olicom's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

         14.3 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         14.4 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given: (i) when delivered, if delivered in person or by commercial messenger service; or (ii) two days following deposit with a recognized overnight courier service, provided that such deposit occurs prior to such deadline as has been imposed by such service for overnight delivery; or (iii) when transmitted, if sent by telefacsimile copy, provided confirmation of receipt is received by the sender, in each case provided that such communication is addressed to the intended recipient thereof as set forth below:

         If to Buyer, to:           Motorola, Inc.
                                    5401 W. Beach Street
                                    Ft. Worth, Texas 76137-2794
                                    Attn: John E. Steadman
                                    Facsimile: (817) 245-2702

                                    with a copy to:

                                    Motorola, Inc.
                                    1303 East Algonquin
                                    Schaumburg, IL 60196
                                    Attn: Donald F. McLellan, Esq.
                                    Facsimile: (847) 576-3628

         If to Seller, to:          Olicom Ventures A/S
                                    Nybrovej 110
                                    DK-2800 Lyngby
                                    Denmark

                                    with a copy to:

                                    Olicom A/S
                                    Nybrovej 110
                                    DK-2800 Lyngby
                                    Denmark
                                    Attn: CEO
                                    Facsimile: 45 45 27 01 80

         Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         14.5 Interpretation. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivision of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof" and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section" and "this subsection" and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless indicated otherwise in this Agreement, all dollar amounts shall be in United States Dollars.

         14.6 Counterparts and Facsimile Signatures. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Notwithstanding the laws of any jurisdiction in which this Agreement is executed or delivered, a facsimile signature shall for all purposes be deemed an original and shall bind the signor as if such facsimile were an original. Each party hereto undertakes to deliver to each of the other parties hereto original copies of any facsimile signature by overnight courier to the addresses set forth in Section 14.4 above.

         14.7 Entire Agreement. This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Undertaking between Buyer, Olicom and OJ dated July 9, 1999, including but not limited to the Letter of Intent and Exclusivity Agreement by Seller, Enskilda Securities and OJ dated September 3, 1999. There are no representations or warranties, agreements or covenants relating to the matters contemplated in this Agreement and in the other Transaction Documents other than those expressly set forth in this Agreement and the other Transaction Documents.

         14.8 WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 14.8. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE PARTIES HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES. ANY SUIT OR PROCEEDING BROUGHT HEREUNDER SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN NEW YORK.

         14.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Seller or Buyer, whether by operation of law or otherwise, without the prior written consent of Buyer. Buyer may assign this Agreement to an "affiliate," as defined in the Securities Act of 1933, as amended.

         14.11 Further Assurances. From time to time following the Closing, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as the other reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

         14.12 Certain Definitions. For purposes of this Agreement, the term:

               (a) "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses,

               (b) "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

               (c) "Bluetooth" means all hardware, Software, other technology or any combination thereof in or relating to the "Bluetooth" industry standard as the same may be enhanced, supplemented or modified from time to time and such other hardware Software or technology used or useful in connection therewith.

               (d) "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed the Company.

               (e) "Mobile Hands Free Solutions" means all technology, hardware, Software and other technology generally referenced by the company as Mobile Hands Free Solutions.

               (f) "Knowledge of Seller and Olicom" or "Knowledge" means: (a) actual knowledge of Seller and Olicom after due inquiry of those persons set forth on Schedule l4.12(d) as specified by Buyer; and (b) that which a reasonably prudent person could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

               (g) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisional, continuations and continuations in part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing throughout the world;

               (h) "Person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), trust, association or other legal entity or government, political subdivision, agency or instrumentality of a government;

               (i) "Software" shall mean all computer code and data in source code, object code or other form incorporated in the products created or used by the Company in the preparation or support of its products;

               (j) "Software Authors" shall mean all authors of the Software, or any other Person or entity who participated in the development of the Software or any portion thereof or performed any work related to the Software; provided, however, that Software Authors shall not include any Persons who are not involved in the development or modification of Software source code; and

               (k) "Subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns or has rights to acquire, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                 [REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Buyer, Seller and Olicom have each caused this Agreement to be executed on their behalf by their respective duly authorized officers as of the date first written above.

                              BUYER:

                              MOTOROLA, INC.



                              By:    /s/ John Steadman
                                 ---------------------------------------------
                              Name:  John Steadman
                              Title: Vice President and Director, Licensing and
                                     Strategic Alliances, Personal Network
                                     Group, PCS, CE



                              SELLER:

                              OLICOM VENTURES A/S



                              By:    /s/ Boje Rinhart
                                 ---------------------------------------------
                              Name:  Boje Rinhart by Power of Attorney
                              Title:
                                    ------------------------------------------


                              OLICOM:

                              OLICOM A/S



                              By:    /s/ Boje Rinhart
                                 ---------------------------------------------
                              Name:  Boje Rinhart by Power of Attorney
                              Title:
                                    ------------------------------------------

                                   Exhibit 2.2

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement ( this "Escrow Agreement") dated as of October ___, 1999 is made and entered into by and among Motorola, Inc., a Delaware corporation (the "Buyer"), Olicom Ventures A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Seller"); Olicom A/S, a corporation organized and existing under the laws of the Kingdom of Denmark ("Olicom"); and Unibank A/S, as Escrow Agent (the "Escrow Agent"). All capitalized terms used and not defined herein shall have the meanings contained in that certain Stock Purchase Agreement dated October 26, 1999 by and among the Buyer, Seller and Olicom (the "Purchase Agreement").

                                    RECITALS:

         WHEREAS, pursuant to the Purchase Agreement, the Buyer, the Seller and Olicom have agreed to the terms of the Purchase Agreement providing for the sale by the Seller to the Buyer of the Shares;

         WHEREAS, Section 2.2 of the Purchase Agreement provides for the execution and delivery of an escrow agreement, and the Buyer and the Seller have agreed that the execution and delivery of this Escrow Agreement shall satisfy the obligations of the parties hereto to execute and deliver such an escrow agreement; and

         WHEREAS, Section 2.2 of the Purchase Agreement further provides that the Buyer shall pay 10% of the Purchase Price to the Escrow Agent for release as set forth herein and in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Purchase Agreement, the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Appointment and Agreement of the Escrow Agent. The Buyer, the Seller and Olicom hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and subject to the conditions set forth herein.

         2. Deposit of the Escrow Funds. Pursuant to Section 2.2 of the Purchase Agreement, at the Closing, the Buyer shall withhold and deliver to the Escrow Agent cash in the original principal amount of ten percent (10%) of the Purchase Price by wire transfer of immediately available funds (the "Escrow Funds") to be held in an interest bearing trust account number 5005905135 (the "Escrow Account"). The cost of establishing the Escrow Account (which shall be approximately 20,000 DKK) shall be borne by the Buyer. The ongoing expenses related to such Escrow Account, if any, shall be split equally between the Buyer and the Seller. Except as otherwise specifically set forth herein, each party hereto shall bear its own legal fees and other expenses in connection with the Escrow Account and this Escrow Agreement. The funds deposited in the Escrow Account shall be held and invested as set forth in Section 5 hereof.

         3. Establishment of Escrow.

            3.1 Escrow Funds. The Escrow Agent shall establish and hold in escrow the Escrow Funds.

            3.2 Use of Escrow Funds. The Escrow Funds shall be held and disbursed for the purposes of satisfying the Buyer's remedies for breaches of the Purchase Agreement under Article 9 of the Purchase Agreement, as set forth in Section 4 hereof.

         4. Disbursements from the Escrow Funds.

            4.1 If the Buyer believes in good faith that it has a claim for indemnification under Article 9 of the Purchase Agreement, the Buyer shall deliver to the Escrow Agent and the Seller an officer's certificate setting forth the facts and basis for such claim as provided in Section 9.5 of the Purchase Agreement (a "Claim"). Within thirty-five (35) calendar days of receipt of such certificate by the Escrow Agent and without any further inquiry by the Escrow Agent or further instruction to the Escrow Agent, the Escrow Agent shall pay to the Buyer the amount of each such Claim as indicated in such officer's certificate and the accrued interest thereon from the Escrow Funds unless the Seller shall have delivered to the Escrow Agent a notice of the Seller's objection to such Claim within thirty (30) calendar days of the Seller's receipt of such Claim. If the Seller does not deliver such notice of objection to the Buyer's Claim within sixty (60) calendar days of receiving the Claim, the Seller shall have approved such Claim and shall waive any objection at a later date. If it is subsequently determined that the Buyer is not entitled to any portion of the Escrow Account which has been paid out pursuant to a Claim, then within five
(5) calendar days of such determination, the Buyer shall promptly return to the Escrow Agent the excess amount withdrawn from the Escrow Account plus accrued interest thereon. In the event that the parties hereto dispute such Claim, the parties shall endeavor to resolve any dispute regarding disbursement of the Escrow Funds in the manner provided by Article 13 of the Purchase Agreement.

            4.2 If the Escrow Funds are insufficient to fully satisfy claims for indemnification, the Buyer shall have a right to pursue such claims against the Seller and Olicom pursuant to Article 9 of the Purchase Agreement, subject to the limitation of indemnification of the Seller and Olicom contained in Section
9.6 of the Purchase Agreement.

            4.3 Unless there has been a Claim made for such funds in the Escrow Account by the Buyer, the balance of all remaining funds, if any, in the Escrow Account plus all accrued interest thereon (the "Balance") will be released from the Escrow Account to the Seller without further inquiry or instruction eighteen
(18) months from Closing.

         5. Investment of Funds. Subject to the terms and conditions set forth herein, the Escrow Agent shall invest the Escrow Funds as shall be directed, in a writing signed by the Buyer and the Seller to be delivered to the Escrow Agent from time to time, in any of the following investments (the "Permitted Investments"):

                  (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within three (3) months from the date of acquisition thereof; and

                  (ii) certificates of deposit, other time deposits, and bankers' acceptances maturing within three (3) months from the date of acquisition thereof issued by the Escrow Agent or any bank operating under the laws of the United States of America or any state thereof or the District of Columbia which has combined capital and surplus of not less than $500,000,000.

         If the Escrow Agent has not received written direction from time to time that an investment decision has been made. The Escrow Agent shall invest the Escrow Funds, or such portion thereof, as to which no written direction has been received, in investments described in clause (ii) above. Each of the foregoing investments shall be made in the name of Olicom Ventures A/S for the benefit of the parties hereto. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months from the date of investment. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to the Buyer or the Seller, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and the Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation, except to the extent of the Escrow Agent's gross negligence or willful misconduct. With respect to any funds received by the Escrow Agent for deposit into the Escrow Account or a written direction received by the Escrow Agent with respect to investment of any funds in the Escrow Account, the Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which financial institutions in the Kingdom of Denmark are open for business.

         This Escrow Agreement shall treat the Escrow Funds as a trust fund in accordance with the terms hereof. In no event shall any part of the Escrow Account be commingled with any other funds held by the Escrow Agent or any of its affiliates. It is expressly agreed that any Permitted Investments may be purchased by the Escrow Agent notwithstanding that an affiliate of the Escrow Agent has underwritten, privately placed or made a market for, any such Permitted Investments, or may in the future underwrite, privately place or make a market in any such Permitted Investments. Any income that accrues to the Escrow Funds and is received by the Escrow Agent as a result of the Permitted Investments shall be deposited into the Escrow Account and shall be available for the uses and purposes for which the Escrow Account has been established. The party entitled to the receipt of any portion of the funds in the Escrow Account shall receive the accrued interest allocable to that portion of the funds. The Escrow Agent shall have no authority or duty to invest the funds in the Escrow Account in any other obligations except as provided in this Section. The Escrow Agent shall, promptly following the end of each calendar month, send the Buyer and the Seller a statement of holdings and transactions with respect to the Escrow Account in form and substance customarily provided to clients, which statement shall include, without limitation, interest or other income received during such calendar month in respect of the Escrow Account and shall identify the type(s) and source(s) of such income.

         6. Termination of Escrow.

            6.1 Subject to disbursements from time to time in accordance with the terms and subject to the conditions hereof, unless the Buyer shall have notified the Escrow Agent of a dispute in accordance with Section 1.3 of the Purchase Agreement, the Escrow Agent shall deliver the Balance (as defined in Section 4 hereof) to the Seller, without further inquiry by the Escrow Agent or further instruction to the Escrow Agent eighteen (18) months from Closing.

            6.2 This Escrow Agreement shall automatically terminate if and when the entire Escrow Funds shall have been released by the Escrow Agent in accordance with the terms and subject to the conditions of this Escrow Agreement. Thereafter. The Escrow Agent shall be deemed to have discharged all of its obligations hereunder.

         7. Matters Affecting the Escrow Agent.

            7.1 Indemnification of the Escrow Agent. From and at all times after the date of this Escrow Agreement, the Buyer and the Seller shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Panics") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses actually incurred) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including, without limitation, the Buyer or the Seller, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any applicable securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Buyer and the Seller in writing, and the Buyer and the Seller shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Buyer and the Seller shall be required to pay such fees and expenses if: (a) the Buyer and the Seller agree to pay such fees and expenses; (b) the Buyer and the Seller shall fail to assume the defense of such action or proceeding or shall fail to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding; or (c) the Indemnified Party, the Buyer and the Seller are the plaintiffs in any such action or proceeding (including any potentially impleaded parties), and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Buyer or the Seller. Each of the Buyer, on the one hand, and the Seller. on the other hand, shall be responsible for one-half (1/2) of each such indemnification responsibility. All such reasonable fees and expenses payable by the Buyer and/or the Seller pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the Buyer and the Seller under this Section 7.1 shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent shall be independent of any obligation of the Escrow Agent. The parties agree that neither the payment by the Buyer or the Seller of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Account in respect of a claim by the Escrow Agent for identification shall impair, limit, modify or affect, as between the Buyer and the Seller, the respective rights and obligations of the Buyer, on the one hand, and the Seller, on the other hand, under the Purchase Agreement.

         7.2 Duties and Liability of the Escrow Agent. The Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness. but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. Except to the extent of gross negligence or willful misconduct, in no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Account, any account in which the Escrow Funds are deposited, this Escrow Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto. The Buyer and the Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses actually incurred of any such counsel.

         7.3 Fees. The Buyer, on the one hand, and the Seller, on the other hand shall equally reimburse the Escrow Agent For all of its reasonable out-of-pocket expenses actually incurred, including reasonable attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. Notwithstanding the above, any expenses in an amount greater than 3,500 DKK must be preapproved by the Buyer and the Seller upon submission of a detailed invoice by the Escrow Agent to the Buyer and the Seller or such expenses will not be the responsibility of either the Buyer or the Seller. All of the compensation and reimbursement obligations set forth in this Section 7.3 shall be payable by the Buyer and the Seller, in equal amounts, upon demand by the Escrow Agent. The obligations of the Buyer and the Seller under this Section 7.3 shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow

Agent. The Buyer and the Seller shall promptly pay such amounts to the Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

            7.4 Escrow Agent to Follow Instructions of the Buyer and the Seller. Except for matters covered by Section 4 hereof, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrow Funds as shall be agreed to in writing by the Buyer and the Seller.

            7.5 Removal and Resignation Of the Escrow Agent. The Buyer and the Seller, acting jointly, may remove the Escrow Agent at any time upon thirty (30) calendar days' prior written notice, signed by both the Buyer and the Seller, to the Escrow Agent. The Escrow Agent may resign at any time upon thirty (30) calendar days prior written notice (unless waived) to the Buyer and the Seller. Within thirty (30) calendar days after giving the foregoing notice of resignation from the Escrow Agent, the Buyer and the Seller shall jointly agree on and appoint a successor escrow agent. The successor escrow agent shall be a bank having combined capital and surplus of at least 3,500.000,000 DKK as shall be mutually selected by the Buyer and the Seller. Any such successor escrow agent shall be appointed by a written instrument mutually satisfactory to and executed by the Buyer and the Seller, the Escrow Agent and the successor escrow agent.

         If a successor escrow agent has not accepted such appointment by the end of such thirty (30) calendar day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The reasonable costs and expenses (including reasonable attorneys' fees and expenses actually incurred) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, the Buyer, on the one hand, and the Seller, on the other hand.

         Any successor escrow agent appointed under the provisions of this Escrow Agreement shall have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent. It is understood and agreed that no resignation of the Escrow Agent shall be effective until a successor escrow agent agrees to act hereunder. If the Escrow Agent submits a notice of resignation, its only duty, until a successor escrow agent shall have been appointed and shall have accepted such appointment, shall be to hold, invest and dispose of the Escrow Funds in accordance with this Escrow Agreement, but without regard to any notices, requests, instructions, demands or the like received by it from the other parties hereto after such notice of resignation shall have been given, unless the same is a direction that the Escrow Funds be paid or delivered in its entirety to one of the other parties hereto.

         8. Other Provisions.

            8.1 Security Interest.

            (a) The Seller hereby grants to the Buyer a first priority perfected security interest in the Escrow Funds and all other amounts from time to time in the Escrow Account (including all interest accrued thereon and all proceeds thereof) to secure the

         Buyer's fights to indemnification under Article 9 of the Purchase Agreement. This Escrow Agreement shall constitute a security agreement under applicable law.

            (b) The parties agree that this security interest shall attach as of the execution of this Escrow Agreement. The parties further agree that, for the purpose of perfecting the Buyer's security interest in the Escrow Funds held by the Escrow Agent pursuant to this Escrow Agreement, the Buyer designates the Escrow Agent to acquire and maintain possession of the Escrow Funds. The Seller and Olicom shall take ail other actions requested by the Buyer to maintain the perfection and priority of the security interest in the Escrow Funds.

            (c) The Buyer's security interest herein granted shall be automatically terminated to the extent of any adjustment. offset or disbursement of the Escrow Funds hereunder by the Escrow Agent in accordance with the terms of this Escrow Agreement. Upon final disbursement of the Escrow Funds to the Seller or to the Buyer, the Buyer shall do all acts and things reasonably necessary to release and extinguish such security interest.

            8.2 Amendment and Waiver. This Escrow Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Escrow Agreement will be deemed effective to modify or amend any part of this Escrow Agreement or any rights or obligations of any person under or by reason of this Escrow Agreement.

            8.3 Notices. All notices. requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given: (i) when delivered, if delivered in person or by commercial messenger service; or (ii) two days following deposit with a recognized overnight courier service, provided that such deposit occurs prior to such deadline as has been imposed by such service for overnight delivery; or (iii) when transmitted. If sent by telefacsimile copy, provided confirmation of receipt is received by the sender, in each case provided that such communication is addressed to the intended recipient thereof as set forth below:

                  If to Buyer, to:          Motorola, Inc.
                                            5401 W. Beach Street
                                            Ft. Worth, Texas 76137-2794
                                            Attn: John E.  Steadman
                                            Facsimile: (817) 245-2702

                                            with a copy to:
                                            Motorola, Inc.
                                            1301 East Algonquin
                                            Schaumburg, IL 60196
                                            Attn: Donald F. McLellan. Esq.
                                            Facsimile: (847) 576-3628

                  If to Seller, to:         Olicom Ventures AJS
                                            Nybrovej 110
                                            DK-2800 Lyngby
                                            Denmark
                                            Attn: Lars Larsen & Mette Fogt
                                            Facsimile: 011-45-45-27-0180

                  If to Olicom, to:         Olicom A/S
                                            Nybrovej 110
                                            DK-2800 Lyngby
                                            Denmark
                                            Attn: CFO
                                            Facsimile: 011-45-45-27-0180

                  If to Escrow Agent, To:   Unibank A/S
                                            Niels Hemmingsens Gade 24
                                            DK-1001 Copenhagen K
                                            Denmark
                                            Attn: Lars Hilstroem
                                            Facsimile: 011-45-33-13-1959

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

            8.4 Binding Effect and Assignment. This Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Escrow Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Seller, Olicom or the Escrow Agent without the prior written consent of the Buyer.

            8.5 Severability. Whenever possible, each provision of this Escrow Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Escrow Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

            8.6 Complete Agreement; No Third Party Beneficiaries. Subject to the terms of the Purchase Agreement, this Escrow Agreement contains the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. Nothing in this Escrow Agreement, expressed or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement.

            8.7 Governing Law. This Escrow Agreement shall be construed, governed and enforced according to the internal laws of the Kingdom of Denmark, without regard to conflicts of law principles. Any suit or proceeding brought hereunder shall be subject to the exclusive jurisdiction of the courts located in the Kingdom of Denmark.

         9. Mediation and Alternative Dispute Resolution.

            (a) To the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly mariner, the dispute will be mediated by a mutually acceptable mediator to be chosen by Buyer, Seller, and if applicable, the Escrow Agent within forty-five (45) days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement Buyer, Seller, and if applicable. The Escrow Agent may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial.

            (b) Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 9 will prevent either party from resorting to judicial proceedings if: (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful; or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

         10. Attorneys' Fees. Should any litigation be commenced between the Buyer, on one hand, and either the Seller or Olicom, on the other hand, concerning this Escrow Agreement or the rights and duties of any party in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to receive reimbursement from the opposing party or parties, as applicable, for such first party's attorneys' fees in such litigation, which shall be determined by the court in that litigation.

         11. Waiver of Trial by Jury. EACH OF THE PARTIES HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE PARTIES HERETO REPRESENTS THAT IT RAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF

LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         12. Confirmation of Transfer Instructions. If fund transfer instructions are given (other than in writing at the time of execution of the Purchase Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule A attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

         13. Counterparts and Facsimile Signature. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original. but all of which together shall constitute one and the same instrument. Notwithstanding the laws of any jurisdiction in which this Agreement is executed or delivered. A facsimile signature shall for all purposes be deemed an original and shall bind the signer as if such facsimile were an original. Each party hereto undertakes to deliver to each other party hereto original copies of any facsimile signature by overnight courier to the addresses set forth in Section
8.3 above.

                            [Signature Page Follows]

         IN WITNESS WHEREOF. The parties hereto have caused this Escrow Agreement to be executed effective as of the date first written above.

                               BUYER:
                               MOTOROLA, INC.


                               By:
                                  ----------------------------------------------
                               Name:  John Steadman
                               Title: Vice President and Director. Licensing and
                                      Strategic Alliances. Personal Network
                                      Group, PCS. CE

                               SELLER:

                               OLICOM VENTURES A/S


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Its:
                                   ---------------------------------------------


                               OLICOM:

                               OLICOM A/S


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Its:
                                   ---------------------------------------------


                               ESCROW AGENT:

                               UNIBANK A/S


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Its:
                                   ---------------------------------------------